Exhibit 99.1

Tenneco Reports Fourth Quarter and Full Year 2021 Results

Strong performance delivers lower net debt and improved net leverage ratio

LAKE FOREST, Ill., Feb. 23, 2022 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the fourth quarter and full year ended December 31, 2021.

Full year 2021 results include:

  Total revenue of $18.0 billion, up 17% year-over-year. Full year value-add revenue was $13.7 billion, up 12% excluding favorable currency impact of $239 million. Tenneco's full-year revenue performance outpaced industry light vehicle production, which was up 3% year-over-year.
  Net income of $35 million, or $0.42 per diluted share, in 2021, versus a loss of $1,521 million in 2020. Full-year 2021 adjusted net income was $164 million, or $1.97 per diluted share, versus a loss of $36 million or ($0.44) per diluted share in 2020.
  EBIT(1) was $556 million versus a loss of ($724) million in 2020. Adjusted EBITDA(2) was $1,273 million, compared with $1,045 million in 2020.
  Cash flow from operations was $233 million. Tenneco generated free cash flow for debt service(3) of $320 million during 2021. Higher earnings and lower debt net of cash balances resulted in a 1.0x improvement in the Company's net leverage ratio(4) compared to December 31, 2020.
  The company had significant liquidity of $2.3 billion at year end, consisting of $865 million in cash and $1.4 billion of available revolving credit facility.

"In a challenging market and inflationary environment, Tenneco stayed focused on driving operational improvement, disciplined cost control, and strong cash generation, which enabled a reduction in net debt and net leverage ratio improvement year-over-year," said Brian Kesseler, Tenneco CEO. "Our fourth quarter and full year results demonstrate a powerful combination of geographic balance, diverse end markets served and Tenneco's commitment to design, manufacture and deliver industry-leading products to our customers."

Fourth-quarter 2021 results include:

  Total revenue of $4.4 billion, down 6% year-over-year. Fourth quarter value-add revenue was $3.3 billion, down 7% excluding negative currency impact of $35 million. Tenneco's fourth-quarter revenue performance outpaced industry light vehicle production, which was down 10% year-over-year.
  Net loss of $35 million in 2021, versus net income of $167 million in 2020. Fourth quarter 2021 adjusted net loss of $10 million, versus adjusted net income of $138 million last year.
  EBIT(1) was $100 million, compared with EBIT of $260 million in 2020. Adjusted EBITDA(2) was $250 million, compared with adjusted EBITDA of $410 million a year ago.
  Cash flow from operations in the fourth quarter was $258 million. Tenneco generated free cash flow for debt service(3) of $323 million during the quarter.

(1) EBIT: Earnings before interest expense, income taxes and noncontrolling interests.
(2) Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.
(3) Free Cash Flow for debt service: Cash flow from operations, plus the proceeds from deferred purchase price of factored receivables less the amount of cash payments for property, plant and equipment and payments to noncontrolling interest partners, as well as various other amounts (change in debt net of total cash balances).
(4) Net leverage ratio: Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests.

Cancellation of Q4 and FY 2021 Earnings Conference Call
In a separate press release, Tenneco today announced that it entered into a definitive agreement to be acquired by funds managed by affiliates of Apollo (NYSE: APO). A copy of that press release is accessible by visiting the Investor Relations section of the Tenneco corporate website at https://investors.tenneco.com/. In light of the announced transaction with Apollo, Tenneco has cancelled the earnings conference call previously scheduled for February 24. In addition, the Company is not providing financial guidance for 2022 as a result of the pending transaction.

Attachment 1
Statements of Income (Loss) – 3 Months
Statements of Income (Loss) – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3
and 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 12 Months
Reconciliation of GAAP to Non-GAAP Cash Measures – 3 and 12 Months

About Tenneco
Tenneco is one of the world's leading designers, manufacturers, and marketers of automotive products for original equipment and aftermarket customers, with full year 2021 revenues of $18 billion and approximately 71,000 team members working at more than 260 sites worldwide. Through our four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

Safe Harbor
This press release contains forward-looking statements. The words "will," "would," "could," "expect," "anticipate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effects of the COVID-19 pandemic and the impact of inflationary pressures on materials, labor and other costs of doing business; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans in response to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; disasters, local and global public health emergencies or other catastrophic events, where we or our customers do business, and any resultant disruptions; supply chain disruptions, including constraints on steel and semiconductors and resulting increases in costs, impacting our company, our customers or the automotive industry; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases or fluctuations), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to comply with the covenants contained in the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services (including the services of our employees) in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the continued evolution of the automotive industry towards car and ride sharing and autonomous vehicles; to the announced plans, in an effort to reduce greenhouse gas emissions, of governments and vehicle manufacturers to limit production of diesel and gasoline powered vehicles in various national and local jurisdictions globally; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers, including increased costs associated with strikes or labor or other economic disruptions; changes in distribution channels or competitive conditions in the markets and countries where we operate; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Agreement and Plan of Merger (the "Merger Agreement") that the Company entered into with Pegasus Holdings III, LLC and Pegasus Merger Co. on February 22, 2022. Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tenneco (the "Merger") with Tenneco continuing as the surviving corporation of the Merger and as a wholly-owned subsidiary of Parent. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above):the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee; the risk that the Merger disrupts our current plans and operations or diverts management's attention from its ongoing business; the effect of the announcement of the Merger on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; the effect of the announcement of the Merger on our operating results and business generally; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceeding related to the Merger and instituted against Tenneco and others; and other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2020, and quarterly report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (millions, except per share amounts)

	Three Months Ended December 31,
	2021	2020*
Net sales and operating revenues:
Motorparts	$ 709	$ 730
Performance Solutions	720	776
Clean Air - Value-add revenues	968	1,046
Clean Air - Substrate sales	1,083	1,071
Powertrain	909	1,027
Total net sales and operating revenues	4,389	4,650
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	3,855	3,955
Selling, general, and administrative	253	231
Depreciation and amortization	146	158
Engineering, research, and development	69	74
Restructuring charges, net and asset impairments	21	—
Total costs and expenses	4,344	4,418
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	3	(2)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	10	21
Gain (loss) on extinguishment of debt	—	2
Other income (expense), net	42	7
	55	28
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	100	260
Interest expense	(69)	(68)
Earnings (loss) before income taxes and noncontrolling interests	31	192
Income tax (expense) benefit	(60)	(6)
Net income (loss)	(29)	186
Less: Net income (loss) attributable to noncontrolling interests	6	19
Net income (loss) attributable to Tenneco Inc	$ (35)	$ 167

Basic earnings (loss) per share:
Earnings (loss) per share	$ (0.42)	$ 2.04
Weighted average shares outstanding	82.4	81.5
Diluted earnings (loss) per share:
Earnings (loss) per share	$ (0.42)	$ 2.03
Weighted average shares outstanding	82.4	81.9

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (millions, except per share amounts)

	Twelve Months Ended December 31,
	2021	2020*
Net sales and operating revenues:
Motorparts	$ 2,991	$ 2,725
Performance Solutions	2,908	2,502
Clean Air - Value-add revenues	3,844	3,366
Clean Air - Substrate sales	4,291	3,355
Powertrain	4,001	3,431
Total net sales and operating revenues	18,035	15,379
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	15,665	13,402
Selling, general, and administrative	1,017	889
Depreciation and amortization	593	639
Engineering, research, and development	285	273
Restructuring charges, net and asset impairments	69	622
Goodwill and intangible impairment charges	—	383
Total costs and expenses	17,629	16,208
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	13	18
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	57	47
Gain (loss) on extinguishment of debt	8	2
Other income (expense), net	72	38
	150	105
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	556	(724)
Interest expense	(274)	(277)
Earnings (loss) before income taxes and noncontrolling interests	282	(1,001)
Income tax (expense) benefit	(182)	(459)
Net income (loss)	100	(1,460)
Less: Net income (loss) attributable to noncontrolling interests	65	61
Net income (loss) attributable to Tenneco Inc	$ 35	$ (1,521)

Basic earnings (loss) per share:
Earnings (loss) per share	$ 0.43	$ (18.69)
Weighted average shares outstanding	82.2	81.4
Diluted earnings (loss) per share:
Earnings (loss) per share	$ 0.42	$ (18.69)
Weighted average shares outstanding	83.6	81.4

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited (dollars in millions)

	December 31, 2021		December 31, 2020
Assets
Cash and cash equivalents	$ 859		$ 798
Restricted cash	6		5
Receivables, net	2,419	(a)	2,528	(a)
Inventories	1,846		1,743
Prepayments and other current assets	683		619
Property, plant and equipment, net	2,872		3,057
Other noncurrent assets	2,937		3,102
Total assets	$ 11,622		$ 11,852
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$ 57		$ 162
Accounts payable	2,955		2,917
Accrued compensation and employee benefits	381		365
Accrued income taxes	71		54
Accrued expenses and other current liabilities	1,227		1,188
Long-term debt	5,018	(b)	5,171	(b)
Deferred income taxes	105		89
Pension and postretirement benefits	830		1,101
Deferred credits and other liabilities	491		546
Redeemable noncontrolling interests	91		78
Total Tenneco Inc. shareholders' equity (deficit)	85		(119)
Noncontrolling interests	311		300
Total liabilities, redeemable noncontrolling interests, and equity	$ 11,622		$ 11,852

	December 31, 2021		December 31, 2020
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$ 1,043		$ 956

(b) Long-term debt composed of:
Revolver Borrowings	$ —		$ —
LIBOR plus 1.75% Term Loan A due 2019 through 2023(1)	1,396		1,520
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,606		1,612
$225 million of 5.375% Senior Notes due 2024	223		223
$500 million of 5.000% Senior Notes due 2026	496		494
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024(2)	—		370
€350 million of 5.000% Euro Fixed Rate Notes due 2024(2)	—		445
$500 million of 7.875% Senior Secured Notes due 2029	490		489
$800 million of 5.125% Senior Secured Notes due 2029(3)	787		—
Other debt, primarily foreign instruments	26		23
	5,024		5,176
Less: maturities classified as current	6		5
Total long-term debt	$ 5,018		$ 5,171

(1)	The interest rate on Term Loan A at December 31, 2020 was LIBOR plus 2.50%.
(2)	The Company satisfied and discharged all of its 4.875% Euro Floating Rate Notes due 2024 and 5.000% Euro Fixed Rate Notes due 2024 on March 17, 2021.
(3)	On March 17, 2021, the Company issued $800 million aggregate principal amount of 5.125% senior secured notes due April 15, 2029.

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Three Months Ended December 31,
	2021	2020
Operating Activities
Net income (loss)	$ (29)	$ 186
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Depreciation and amortization	146	158
Deferred income taxes	4	(1)
Stock-based compensation	6	5
Restructuring charges and asset impairments, net of cash paid	3	(29)
Change in pension and other postretirement benefit plans	(12)	(45)
Equity in earnings of nonconsolidated affiliates	(10)	(21)
Cash dividends received from nonconsolidated affiliates	6	5
Loss (gain) on sale of assets and other	(1)	(19)
Changes in operating assets and liabilities:
Receivables	43	247
Inventories	32	(24)
Payables and accrued expenses	221	66
Accrued interest and accrued income taxes	3	(35)
Other assets and liabilities	(154)	(19)
Net cash (used) provided by operating activities	258	474
Investing Activities
Proceeds from sale of assets	39	21
Collection of divestiture receivable	4	16
Net proceeds from sale of business	—	6
Proceeds from sale of investment in nonconsolidated affiliates	2	—
Cash payments for property, plant and equipment	(101)	(86)
Proceeds from deferred purchase price of factored receivables	116	107
Other	—	(3)
Net cash (used) provided by investing activities	60	61
Financing Activities
Proceeds from term loans and notes	3	511
Repayments and extinguishment costs of term loans and notes	(62)	(569)
Borrowings on revolving lines of credit	1,732	1,268
Payments on revolving lines of credit	(1,751)	(1,690)
Debt issuance costs of long-term debt	(3)	(9)
Issuance (repurchase) of common shares	2	1
Net decrease in bank overdrafts	—	(11)
Distributions to noncontrolling interests	(28)	(24)
Other	58	29
Net cash (used) provided by financing activities	(49)	(494)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1	41
Increase (decrease) in cash, cash equivalents, and restricted cash	270	82
Cash, cash equivalents, and restricted cash, beginning of period	595	721
Cash, cash equivalents, and restricted cash, end of period	$ 865	$ 803
Supplemental Cash Flow Information
Cash paid during the period for interest	$ 57	$ 58
Cash paid during the period for income taxes, net of refunds	$ 20	$ 40
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$ 104	$ 113
Deferred purchase price of receivables factored in the period	$ 95	$ 102

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Twelve Months Ended December 31,
	2021	2020
Operating Activities
Net income (loss)	$ 100	$ (1,460)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	383
Depreciation and amortization	593	639
Deferred income taxes	12	301
Stock-based compensation	24	18
Restructuring charges and asset impairments, net of cash paid	(14)	500
Change in pension and postretirement benefit plans	(34)	(94)
Equity in earnings of nonconsolidated affiliates	(57)	(47)
Cash dividends received from nonconsolidated affiliates	64	23
Loss (gain) on sale of assets and other	7	(18)
Changes in operating assets and liabilities:
Receivables	(408)	(182)
Inventories	(162)	279
Payables and accrued expenses	232	308
Accrued interest and accrued income taxes	27	(12)
Other assets and liabilities	(151)	(9)
Net cash (used) provided by operating activities	233	629
Investing Activities
Proceeds from sale of assets	55	29
Collection of divestiture receivable	27	16
Net proceeds from sale of business	1	9
Proceeds from sale of investment in nonconsolidated affiliates	8	—
Cash payments for property, plant and equipment	(387)	(394)
Proceeds from deferred purchase price of factored receivables	472	283
Net cash (used) provided by investing activities	176	(57)
Financing Activities
Proceeds from term loans and notes	839	654
Repayments and extinguishment costs of term loans and notes	(1,073)	(765)
Borrowings on revolving lines of credit	6,504	6,120
Payments on revolving lines of credit	(6,525)	(6,337)
Debt issuance costs of long-term debt	(16)	(25)
Net decrease in bank overdrafts	—	(2)
Distributions to noncontrolling interests	(40)	(42)
Other	(18)	39
Net cash (used) provided by financing activities	(329)	(358)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(18)	23
Increase (decrease) in cash, cash equivalents, and restricted cash	62	237
Cash, cash equivalents, and restricted cash, beginning of period	803	566
Cash, cash equivalents, and restricted cash, end of period	$ 865	$ 803
Supplemental Cash Flow Information
Cash paid during the year for interest	$ 219	$ 246
Cash paid during the year for income taxes, net of refunds	$ 124	$ 154
Non-cash inventory charge due to aftermarket product line exit	$ 44	$ 73
Non-cash Investing Activities
Period end balance of accounts payable for property, plant and equipment	$ 104	$ 113
Deferred purchase price of receivables factored in the period	$ 463	$ 299
Increase (decrease) in assets from redeemable noncontrolling interest transaction with owner	$ —	$ (53)

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (millions, except per share amounts)

	Q4 2021						Q4 2020
	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$ (35)	$ (0.42)	$ 6	$ (60)	$ 100	$ 246	$ 167	$ 2.03	$ 19	$ (6)	$ 260	$ 418
Adjustments:
Restructuring and related expenses	16	0.20	—	—	16	16	5	0.06	—	(1)	6	6
Other costs (including strategic and transaction related) (5)	4	0.04	—	—	4	2	2	0.02	—	1	1	1
Asset impairments (6)	17	0.21	—	—	17	17	—	—	—	—	—	—
Loss on sale of unconsolidated JV affiliate	2	0.02	—	—	2	2	—	—	—	—	—	—
(Gain)/Loss on sale of assets/business (7)	(25)	(0.31)	—	6	(31)	(31)	(1)	(0.02)	—	1	(2)	(2)
Antitrust reserve change in estimate (8)	—	—	—	—	—	—	(11)	(0.13)	—	—	(11)	(11)
Gain on extinguishment of debt	—	—	—	—	—	—	(2)	(0.03)	—	—	(2)	(2)
Noncontrolling interests adjustments	—	—	—	—	—	—	(1)	(0.01)	1	—	—	—
Other	(2)	(0.01)	—	—	(2)	(2)	—	—	—	—	—	—
Net tax adjustments	13	0.16	—	13	—	—	(21)	(0.24)	—	(21)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$ (10)	$ (0.11)	$ 6	$ (41)	$ 106	$ 250	$ 138	$ 1.68	$ 20	$ (26)	$ 252	$ 410

	Q4 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc							$ (35)
Net income (loss) attributable to noncontrolling interests							6
Net income (loss)							(29)
Income tax (expense) benefit							(60)
Interest expense							(69)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							100
Depreciation and amortization							146
Total EBITDA including noncontrolling interests (3)	$ 95	$ 2	$ 154	$ 66	$ 317	$ (71)	$ 246
Restructuring and related expenses	(1)	11	(3)	4	11	5	16
Other costs (including strategic and transaction related) (5)	—	—	—	—	—	2	2
Asset impairments (6)	1	—	11	—	12	5	17
Loss on sale of unconsolidated JV affiliate	—	2	—	—	2	—	2
(Gain)/Loss on sale of assets/business (7)	1	—	(32)	—	(31)	—	(31)
Other	—	—	(2)	—	(2)	—	(2)
Adjusted EBITDA (4)	$ 96	$ 15	$ 128	$ 70	$ 309	$ (59)	$ 250

	Q4 2020*
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc							$ 167
Net income (loss) attributable to noncontrolling interests							19
Net income (loss)							186
Income tax (expense) benefit							(6)
Interest expense							(68)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							260
Depreciation and amortization							158
Total EBITDA including noncontrolling interests (3)	$ 109	$ 57	$ 175	$ 123	$ 464	$ (46)	$ 418
Restructuring and related expenses	1	3	(1)	1	4	2	6
Other costs (including strategic and transaction related) (5)	—	—	(3)	—	(3)	4	1
Antitrust reserve change in estimate (8)	—	—	(11)	—	(11)	—	(11)
(Gain)/Loss on sale of assets	—	(3)	—	—	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
Adjusted EBITDA (4)	$ 110	$ 57	$ 160	$ 124	$ 451	$ (41)	$ 410

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Amounts in Q4 2020 include costs related to acquisition and expected separation.

(6) Asset impairment charges.

(7) The $32 million gain on sale of assets in Q4 2021 for Clean Air segment represents gains on sale-leaseback transactions.

(8) Reduction in estimated antitrust accrual.

ATTACHMENT 2
TENNECO INC RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (in millions, except per share amounts)

	Q4 2021 YTD						Q4 2020 YTD
	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$ 35	$ 0.42	$ 65	$ (182)	$ 556	$ 1,149	$ (1,521)	$ (18.69)	$ 61	$ (459)	$ (724)	$ (85)
Adjustments:
Restructuring and related expenses (5)	73	0.87	—	(5)	78	75	141	1.71	—	(36)	177	169
Anti-dumping duty charge (6)	3	0.04	—	—	3	3	—	—	—	—	—	—
Inventory write-down (7)	44	0.53	—	—	44	44	54	0.67	—	(19)	73	73
(Gain)/Loss on sale of assets/business (8)	(25)	(0.30)	—	5	(30)	(30)	(1)	(0.02)	—	1	(2)	(2)
Asset impairments (9)	22	0.26	—	1	21	21	396	4.87	7	(100)	503	503
Other costs (including strategic and transaction related) (10)	19	0.22	—	—	19	17	31	0.39	—	(7)	38	38
Antitrust reserve change in estimate (11)	—	—	—	—	—	—	(11)	(0.14)	—	—	(11)	(11)
Gain on extinguishment of debt	(8)	(0.10)	—	—	(8)	(8)	(2)	(0.03)	—	—	(2)	(2)
OPEB curtailment (12)	—	—	—	—	—	—	(21)	(0.26)	—	—	(21)	(21)
Goodwill and intangible impairment charges (13)	—	—	—	—	—	—	366	4.51	5	(12)	383	383
Loss on sale of unconsolidated JV affiliate	4	0.05	—	—	4	4	—	—	—	—	—	—
Noncontrolling interests adjustments (14)	—	—	—	—	—	—	10	0.13	(10)	—	—	—
Other	(2)	(0.02)	—	—	(2)	(2)	—	—	—	—	—	—
Net tax adjustments (15)	(1)	—	—	(1)	—	—	522	6.42	—	522	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$ 164	$ 1.97	$ 65	$ (182)	$ 685	$ 1,273	$ (36)	$ (0.44)	$ 63	$ (110)	$ 414	$ 1,045

	Q4 2021 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc							$ 35
Net income (loss) attributable to noncontrolling interests							65
Net income (loss)							100
Income tax (expense) benefit							(182)
Interest expense							(274)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							556
Depreciation and amortization							593
Total EBITDA including noncontrolling interests (3)	$ 375	$ 119	$ 584	$ 346	$ 1,424	$ (275)	$ 1,149
Restructuring and related expenses (5)	7	19	7	26	59	16	75
Anti-dumping duty charge (6)	3	—	—	—	3	—	3
Inventory write-down (7)	44	—	—	—	44	—	44
(Gain)/Loss on sale of assets/business (8)	2	—	(32)	—	(30)	—	(30)
Asset impairments (9)	3	—	11	—	14	7	21
Loss on sale of unconsolidated JV affiliate	—	4	—	—	4	—	4
Other costs (including strategic and transaction related) (10)	—	—	—	—	—	17	17
Gain on extinguishment of debt	—	—	—	—	—	(8)	(8)
Other	—	—	(2)	—	(2)	—	(2)
Adjusted EBITDA (4)	$ 434	$ 142	$ 568	$ 372	$ 1,516	$ (243)	$ 1,273

	Q4 2020 YTD*
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc							$ (1,521)
Net income (loss) attributable to noncontrolling interests							61
Net income (loss)							(1,460)
Income tax (expense) benefit							(459)
Interest expense							(277)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(724)
Depreciation and amortization							639
Total EBITDA including noncontrolling interests (3)	$ 155	$ (634)	$ 440	$ 169	$ 130	$ (215)	$ (85)
Restructuring and related expenses (5)	20	68	22	51	161	8	169
Inventory write-down (7)	73	—	—	—	73	—	73
Asset impairments (9)	27	455	—	4	486	17	503
Other costs (including strategic and transaction related) (10)	—	(2)	—	—	(2)	40	38
Antitrust reserve change in estimate (11)	—	—	(11)	—	(11)	—	(11)
(Gain)/Loss on sale of assets	—	(3)	—	—	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
OPEB curtailment (12)	—	—	—	—	—	(21)	(21)
Goodwill and intangible impairment charges (13)	110	232	—	41	383	—	383
Adjusted EBITDA (4)	$ 385	$ 116	$ 451	$ 265	$ 1,217	$ (172)	$ 1,045

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) FY 2021 and FY 2020 includes $3 million and $7 million of accelerated depreciation related to plant closures, respectively. FY 2020 also includes $1 million depreciation related to restructuring and related expenses.

(6) Anti-dumping duty charges.

(7) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(8) The $32 million gain on sale of assets in FY 2021 for Clean Air segment represents gains on sale-leaseback transactions.

(9) Asset impairment charges.

(10) Amounts in FY 2020 included costs related to acquisitions and expected separation.

(11) Reduction in estimated antitrust accrual.

(12) OPEB curtailment as a result of an amended union agreement that eliminated healthcare benefits for future retirees.

(13) Non-cash asset impairment charge related to goodwill and intangibles.

(14) Amount in FY 2020 relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(15) FY 2020 includes non-cash tax valuation allowance charge of $524 million.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) Unaudited (in millions, except percents)

	Q4 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 709	$ 720	$ 2,051	$ 909	$ 4,389	$ —	$ 4,389
Less: Substrate sales	—	—	1,083	—	1,083	—	1,083
Value-add revenues	$ 709	$ 720	$ 968	$ 909	$ 3,306	$ —	$ 3,306

EBITDA	$ 95	$ 2	$ 154	$ 66	$ 317	$ (71)	$ 246
EBITDA as a % of revenue	13.4%	0.3%	7.5%	7.3%	7.2%		5.6%
EBITDA as a % of value-add revenue	13.4%	0.3%	15.9%	7.3%	9.6%		7.4%

Adjusted EBITDA	$ 96	$ 15	$ 128	$ 70	$ 309	$ (59)	$ 250
Adjusted EBITDA as a % of revenue	13.5%	2.1%	6.2%	7.7%	7.0%		5.7%
Adjusted EBITDA as a % of value-add revenue	13.5%	2.1%	13.2%	7.7%	9.3%		7.6%

	Q4 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 730	$ 776	$ 2,117	$ 1,027	$ 4,650	$ —	$ 4,650
Less: Substrate sales	—	—	1,071	—	1,071	—	1,071
Value-add revenues	$ 730	$ 776	$ 1,046	$ 1,027	$ 3,579	$ —	$ 3,579

EBITDA	$ 109	$ 57	$ 175	$ 123	$ 464	$ (46)	$ 418
EBITDA as a % of revenue	14.9%	7.3%	8.3%	12.0%	10.0%		9.0%
EBITDA as a % of value-add revenue	14.9%	7.3%	16.7%	12.0%	13.0%		11.7%

Adjusted EBITDA	$ 110	$ 57	$ 160	$ 124	$ 451	$ (41)	$ 410
Adjusted EBITDA as a % of revenue	15.1%	7.3%	7.6%	12.1%	9.7%		8.8%
Adjusted EBITDA as a % of value-add revenue	15.1%	7.3%	15.3%	12.1%	12.6%		11.5%

	Q4 2021 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 2,991	$ 2,908	$ 8,135	$ 4,001	$ 18,035	$ —	$ 18,035
Less: Substrate sales	—	—	4,291	—	4,291	—	4,291
Value-add revenues	$ 2,991	$ 2,908	$ 3,844	$ 4,001	$ 13,744	$ —	$ 13,744

EBITDA	$ 375	$ 119	$ 584	$ 346	$ 1,424	$ (275)	$ 1,149
EBITDA as a % of revenue	12.5%	4.1%	7.2%	8.6%	7.9%		6.4%
EBITDA as a % of value-add revenue	12.5%	4.1%	15.2%	8.6%	10.4%		8.4%

Adjusted EBITDA	$ 434	$ 142	$ 568	$ 372	$ 1,516	$ (243)	$ 1,273
Adjusted EBITDA as a % of revenue	14.5%	4.9%	7.0%	9.3%	8.4%		7.1%
Adjusted EBITDA as a % of value-add revenue	14.5%	4.9%	14.8%	9.3%	11.0%		9.3%

	Q4 2020 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 2,725	$ 2,502	$ 6,721	$ 3,431	$ 15,379	$ —	$ 15,379
Less: Substrate sales	—	—	3,355	—	3,355	—	3,355
Value-add revenues	$ 2,725	$ 2,502	$ 3,366	$ 3,431	$ 12,024	$ —	$ 12,024

EBITDA	$ 155	$ (634)	$ 440	$ 169	130	$ (215)	$ (85)
EBITDA as a % of revenue	5.7%	(25.3)%	6.5%	4.9%	0.8%		(0.6)%
EBITDA as a % of value-add revenue	5.7%	(25.3)%	13.1%	4.9%	1.1%		(0.7)%

Adjusted EBITDA	$ 385	$ 116	$ 451	$ 265	1,217	$ (172)	$ 1,045
Adjusted EBITDA as a % of revenue	14.1%	4.6%	6.7%	7.7%	7.9%		6.8%
Adjusted EBITDA as a % of value-add revenue	14.1%	4.6%	13.4%	7.7%	10.1%		8.7%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (in millions, except percents)

	Q4 2020 Value-add Revenues	Currency	Volume, Mix and Other	Q4 2021 Value-add Revenues	% Change increase (decrease) excluding currency
Motorparts	$ 730	$ (8)	$ (13)	$ 709	(1.8)%
Performance Solutions	776	(9)	(47)	720	(6.1)%
Clean Air	1,046	(4)	(74)	968	(7.1)%
Powertrain	1,027	(14)	(104)	909	(10.1)%
Total Tenneco Inc	$ 3,579	$ (35)	$ (238)	$ 3,306	(6.6)%

	Q4 2020 YTD Value-add Revenues	Currency	Volume, Mix and Other	Q4 2021 YTD Value-add Revenues	% Change increase (decrease) excluding currency
Motorparts	$ 2,725	$ 28	$ 238	$ 2,991	8.7%
Performance Solutions	2,502	64	342	2,908	13.7%
Clean Air	3,366	70	408	3,844	12.1%
Powertrain	3,431	77	493	4,001	14.4%
Total Tenneco Inc	$ 12,024	$ 239	$ 1,481	$ 13,744	12.3%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF NON-GAAP MEASURES Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests Unaudited (in millions, except ratios)

	December 31, 2021	December 31, 2020	Change
Total debt	$ 5,075	$ 5,333	$ (258)
Total cash, cash equivalents and restricted cash (total cash)	865	803	62
Debt net of total cash balances (1)	$ 4,210	$ 4,530	$ (320)
Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$ 1,273	$ 1,045	$ 228
Net leverage ratio (4)	3.3x	4.3x	(1.0x)

	December 31, 2021	September 30, 2021	Change
Total debt	$ 5,075	$ 5,128	$ (53)
Total cash, cash equivalents and restricted cash (total cash)	865	595	270
Debt net of total cash balances (1)	$ 4,210	$ 4,533	$ (323)

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Net leverage ratio represents ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests. Tenneco presents the above reconciliation of the net leverage ratio to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (in millions)

Q4 2021
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 2,544	$ 719	$ 1,126	$ 4,389
Less: Substrate sales	872	150	61	1,083
Value-add revenues	$ 1,672	$ 569	$ 1,065	$ 3,306

Q4 2020
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 2,964	$ 608	$ 1,078	$ 4,650
Less: Substrate sales	923	125	23	1,071
Value-add revenues	$ 2,041	$ 483	$ 1,055	$ 3,579

Q4 2021 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 10,489	$ 3,038	$ 4,508	$ 18,035
Less: Substrate sales	3,486	621	184	4,291
Value-add revenues	$ 7,003	$ 2,417	$ 4,324	$ 13,744

Q4 2020 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 9,348	$ 2,069	$ 3,962	$ 15,379
Less: Substrate sales	2,832	436	87	3,355
Value-add revenues	$ 6,516	$ 1,633	$ 3,875	$ 12,024

	Q4 2020 Value-add Revenues	Currency	Volume, Mix and Other	Q4 2021 Value-add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$ 2,041	$ (21)	$ (348)	$ 1,672	(17.1)%
Original equipment commercial truck, off-highway, industrial and other revenues	483	1	85	569	17.6%
Aftermarket & original equipment service revenues	1,055	(15)	25	1,065	2.4%
Total Tenneco Inc	$ 3,579	$ (35)	$ (238)	$ 3,306	(6.6)%

	Q4 2020 YTD Value-add Revenues	Currency	Volume, Mix and Other	Q4 2021 YTD Value-add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$ 6,516	$ 146	$ 341	$ 7,003	5.2%
Original equipment commercial truck, off-highway, industrial and other revenues	1,633	100	684	2,417	41.9%
Aftermarket & original equipment service revenues	3,875	(7)	456	4,324	11.8%
Total Tenneco Inc	$ 12,024	$ 239	$ 1,481	$ 13,744	12.3%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP CASH FLOW MEASURES(2) Unaudited (in millions)

	Q4 2021	Q4 2021 YTD
Cash from operations	$ 258	$ 233
Proceeds from deferred purchase price of factored receivables (1)	116	472
Capital expenditures	(101)	(387)
Payments to noncontrolling interest partners	(28)	(40)
Other investing and financing	78	42
Free cash flow for debt service (2) (Change in net debt)	$ 323	$ 320

(1) U.S. Generally Accepted Accounting Principles requires reclassification of amount from Change in receivables in the Cash from operations section.

(2) Tenneco presents the above reconciliation of cash flow from operation to Free Cash Flow for debt service. Free Cash Flow for debt service represents cash flow from operations, plus the proceeds from deferred purchase price of factored receivables less the amount of cash payments for property, plant and equipment and payments to noncontrolling interest partners, as well as various other amounts.  Free Cash Flow for debt service is not a GAAP calculation and should not be considered as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented Free Cash Flow for debt service because it regularly reviews Free Cash Flow for debt service as a measure of the company's performance and ability to reduce net debt.  In addition, Tenneco believes its investors utilize and analyze the company's Free Cash Flow for debt service for similar purposes. However, the Free Cash Flow for debt service measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.